SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D.C.  28549



                                             FORM S-8

                                      REGISTRATION STATEMENT
                                             UNDER THE
                                      SECURITIES ACT OF 1933

                                  COMMISSION FILE NUMBER 33-17679

                                    PIERCE INTERNATIONAL, INC.
                      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                  COLORADO                                      84-1067694
(STATE OR OTHER JURISDICTION OF                              (I.R.S.EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)
13275 FREMONT PLACE, SUITE 101A
ENGLEWOOD, COLORADO                                            80112
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                                          NOT APPLICABLE
                                       (FULL TITLE OF PLAN)



  PIERCE D. PARKER, 13275 FREMONT PLACE, SUITE 101A, ENGLEWOOD, COLORADO 80112
                              (NAME AND ADDRESS OF AGENT FOR SERVICE)

    TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (303)792-0719

              AN INDETERMINATE AMOUNT OF PLAN INTERESTS ARE COVERED BY THIS
                       REGISTRATION STATEMENT PURSUANT TO RULE 416(e)

                                  CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                        PROPOSED    PROPOSED    AMOUNT OF
OF SECURITIES       AMOUNT OF SHARES  OFFERING PRICE  AGGREGATE  REGISTRATION
 TO BE REGISTERED   TO BE REGISTERED      PER SHARE    OFFERING      FEE (1)
                                                        PRICE
COMMON STOCK,
WITHOUT PAR VALUE
PER SHARE......        400,000               $0.30      $120,000      $35.40

COMMON STOCK,
WITHOUT PAR VALUE
PER SHARE......         60,000               $0.20       $12,000       $3.54

TOTAL..........        460,000         $0.20 - $0.30    $132,000      $38.94



(1) The registration fee applies to all of the shares of the Common Stock to be issued as a result of this Registration Statement.

                          PIERCE INTERNATIONAL, INC.
               DOCUMENTS CONSTITUTING A SECTION 18(a) PROSPECTUS
                 PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                             FILED MARCH 26, 1998

            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                  SECURITIES THAT HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933

      In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Pierce International, Inc., (the "Company") with the Securities and Exchange Commission on March 26, 1998 the following shall constitute a prospectus that meets the requirements of Section 18(a) of the Securities Act of 1933:

      1.    GENERAL PLAN INFORMATION.

            (a) The agreements (the "Agreements") between the Company and Progressive Media Group, Inc. and Charles Henry, (the "Participants") with respect to the payment of fees in shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participants in payment of their fees are more fully described in Exhibits "A-1 and A-2" attached hereto and incorporated herein by reference for all purposes:

      NAME                       FEES          PRICE PER    NUMBER OF
                                                 SHARE         SHARES
Progressive Media
 Group, Inc.                $120,000.00      $ 0.30        400,000
Charles Henry               $ 12,000.00      $ 0.20         60,000

                            $132,000.00  $0.20 - $0.30     460,000

            (b) The Agreements constitutes an employee benefit plan as described in Rule 465 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

            (c) The general nature and purpose of the Plan is to allow for the payment of fees due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after filing of the Registration Statement, as the Securities called for in the Plan have been issued to the Participants, which date will not occur after May 31, 1998. It is not contemplated that the Plan will be subject to modification or extension.

            (d) The Plan does not have any administrators. However, the Participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

            (e)   The  Plan is not subject to the  Employee  Retirement  Income
Security Act of 1974. The Participants are consultants who have provided bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

      2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

      3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participants described above may participate in the Plan.

      4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

            (a) The Participants may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, the Participants shall not have any further interest in the Plan. The only Securities to be purchased by the Participants are described herein or in the Agreements between the Company and the Participants. The purchase price per share of the Company's Securities for the Participants is as set forth above.

            (b) Payment for the Securities to be purchased by the Participants pursuant to the Plan will be the extinguishment of any further liability by the Company to any said Participant with respect to the obligations described herein.

            (c) There will be no reports delivered to the Participants as to the amounts and status of its account.

            (d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debt to the Participants as described herein.

      5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participants.

      6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

      7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets under the Plan.

      8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. The Participants are not able to withdraw from, terminate, or assign their interests in the Plan.

      9.    FORFEITURES  AND  PENALTIES.   There is no event which could, under
the Plan, result in a forfeiture by, or a penalty to, the Participants.

      10. CHARGES AND DEDUCTIONS, AND LIENS THEREFOR. There are no charges and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

      11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at Pierce International, Inc., 13275 Fremont Place, Suite 101A, Englewood, Colorado 80112, telephone (303) 792-0719, and telefax
(303) 799-6469.

      12.   INFORMATION  CURRENTLY  FURNISHED.   The  Participants   have  been
furnished with copies of the Company's Form 10-K for the fiscal year ended June 30, 1997 and Form 10-Q for the quarterly period ending December 31, 1997.

      13. INFORMATION TO BE FURNISHED IN THE FUTURE. The Company shall deliver to the Participants copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.


Attachments:

Exhibits "A-1 and A-2" - The Agreements.

                                 EXHIBIT A - 1

                            PROGRESSIVE MEDIA GROUP
                               ONE TIME PROGRAM

                             CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made this 5th day of February 1998, by and between

                         PROGRESSIVE MEDIA GROUP, INC.
                             200 E ROBINSON STREET
                                   SUITE 450
                            ORLANDO, FLORIDA  32801
                                (800-262-9798)

a Florida Company (hereinafter referred to as "PMG"), and

                          PIERCE INTERNATIONAL, INC.
                             13275 E FREMONT PLACE
                                    #101-A
                             ENGLEWOOD, CO  80112
                                (303-799-6469)

(hereinafter referred to as "COMPANY", collectively PMG and COMPANY hereinafter referred to as "THE PARTIES"

                                  WITNESSETH:

      WHEREAS, PMG is an investor relations, direct marketing, publishing, public relations and advertising firm with expertise in the dissemination of information about publicity traded companies, and is in the business of providing investor relations services, public relations services, publishing, advertising services, fulfillment services, marketing of business formats and opportunities and other related programs, services and products, and

      WHEREAS, COMPANY is considering becoming a public entity; and

      WHEREAS, COMPANY desires to raise capital through prospective investors and shareholders; and

      WHEREAS, PMG is willing to accept COMPANY as a client on a six month basis effective on the above date;

      WHEREAS, COMPANY requires investor relations services and desires to employ and/or retain PMG to provide such services as an independent contractor, and PMG is agreeable to such a relationship and/or agreement, and the parties desires a written document formalizing and defining their relationship and evidencing the terms of their agreement;

      THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

                        DEFINITIONS AND INTERPRETATIONS

1.  CAPTIONS AND SECTION NUMBERS
The headings and section references in this Consulting Agreement are for convenience or reference only and do not form a part of this Agreement and are not intended to interpret define or limit the scope extent or intent of this Consulting Agreement or any provisions thereof.

2.  EXTENDED MEANINGS
The words "hereof", "herein", hereunder" and similar expressions used in any clause , paragraph or section of this agreement will relate to the whole of this Consulting Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

3.  NUMBER OF GENDER
In this Consulting Agreement, words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural and vice versa.

4.  SECTION REFERENCES AND SCHEDULES
Any reference to a particular "article", "section", "paragraph" or other subdivision of this Consulting Agreement and any reference to a schedule, exhibit or addendum by name, number and or letter will mean the appropriate schedule, exhibit or addendum attached to this Consulting Agreement and by such reference is incorporated into and made part of this Consulting Agreement.

                                   AGREEMENT

5.  APPOINTMENT
COMPANY hereby appoints and engages PMG as its investor relations counselor and hereby retains and employees PMG upon the terms and conditions of this Consulting Agreement. PMG accepts such appointment and agrees to perform the services upon the terms and conditions of said Consulting Agreement.

6.  ENGAGEMENT
COMPANY engages PMG to pursue raising capital, either through public or private shares or through prospective investors and shareholders and as further described below and subject to the further provisions of this Consulting Agreement, PMG hereby accepts said engagement and COMPANY as a client and agrees to publicize COMPANY as further described below and subject to the further provisions of this Consulting Agreement.

7.  AUTHORITY AND DESCRIPTION OF SERVICES
During the term of this Agreement, PMG shall furnish various professional services and advice a specifically requested by Dr. Pierce D. Parker, Chairman who is an authorized representative of COMPANY, and holds the position and/or title of President with COMPANY. Said professional services and advice shall relate to those services, items and/or subjects described in ADDENDUM "A", which is attached hereto and made a part hereof by this reference, and/or as follows:

      (a) PMG shall act, generally, as corporate investor relations counsel, essentially acting (1) as liaison between COMPANY and prospective investors and shareholders, (2) as advisor to COMPANY with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison between COMPANY and such persons; and (3) as advisor to COMPANY with respect to communications and information, including but not necessarily limited to preparation of a research report, planning, developing, designing, organizing, writing and distributing such communications and information.

      (b) PMG shall assist in establishing and advise COMPANY with respect to interviews of COMPANY officers by the financial media, interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.
      (c) PMG shall seek to make COMPANY, its management, its products, and its financial situation and prospects known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the public generally.
      (d) PMG, in providing the foregoing services, shall be responsible for all reasonable costs of providing the services, including, but not limited to, out-of-pocket expenses for postage, delivery services (e.g. Federal Express), telephone charges, compensation to third party vendors, copywriters, staff writers, art and graphic personnel, subcontractors, printing, etc.
      (e) PMG's compensation under this Consulting Agreement shall be deemed to include the above mentioned costs and expenses, unless otherwise expressly provided herein.
      (f) Marketing Program: Including, but not necessarily limited to, the following components: (i) PMG reviews and analyzes all aspects of COMPANY goals and makes recommendations on feasibility and achievement of desired goals; (ii) PMG provides through their network, firms and brokers interested in participating and schedules and conducts the necessary due diligence and obtains the required approvals necessary for those firms to participate. PMG interviews and makes determinations on any firms or brokers referred by COMPANY with regard to their participation; and (iii) PMG shall be available to COMPANY to field calls from firms and brokers inquiring about COMPANY.

8.  TERM OF AGREEMENT
This agreement shall become effective upon execution hereof and shall continue thereafter up to and including August 5th, 1998, or in the case of specific services until such time as such matters are finalized to the satisfaction of both COMPANY and PMG. It is expressly acknowledged and agreed by and between the parties hereto that PMG shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down-payment) in U.S. funds, and/or other specified and/or agreed valuable consideration has been received by PMG.

9.  WHERE SERVICES SHALL BE PERFORMED
PMG services shall be performed at the main office location of PMG, or other such designated location(s) as PMG and COMPANY agree are the most advantageous for the work to be performed.

10.  LIMITATIONS ON SERVICES
The parties hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, PMG agrees as follows:

      (a) PMG shall NOT release any financial or other information or data about COMPANY without the consent and approval of COMPANY.
      (b) PMG shall NOT conduct any meetings with financial analysts without informing COMPANY in advance of any proposed meeting, the format or agenda of such meeting and COMPANY may elect to have a representative of COMPANY attend such meeting.
      (c) PMG shall NOT release any information or data about COMPANY to any selected or limited person(s), entity or group if PMG is aware that such information or data has not been generally released or promulgated.

      (d) After notice by COMPANY of filing for a proposed public offering of securities of COMPANY and during any period of restriction on publicity, PMG shall not engage in any public relations efforts not in the normal course without approval of counsel for COMPANY and of counsel for the underwriter(s), if any.

11.  DUTIES OF COMPANY
      (a) COMPANY shall supply PMG, on a regular and timely basis with all approved data and information about COMPANY, its management, its products and its operations, and COMPANY shall be responsible for advising PMG of any facts which would affect the accuracy of any prior data and information previously supplied to PMG so that PMG may take corrective action.
      (b) COMPANY shall promptly supply PMG with full and complete copies of all things with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with the assistance of PMG; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales material, etc. COMPANY shall supply PMG within 15 days of execution of this Consulting Agreement, with a list of all shareholders on 3-1/2 inch computer disk in ASCII or some other common universal format.
      (c) PMG reports are not intended to be used in the offering of securities. Accordingly, clients must agree to each of the points listed below and to indemnify PMG for any breach of these representations and covenants.

            (i) COMPANY is not presently engaged in a private or public offering of securities, including S-8 or Regulation S, or including any continuing distribution, whether or not exempt, that will not be included prior to the issuance of a PMG research report on COMPANY, and COMPANY has no intention of making such an offering within the next 90 days. An "evergreen" prospectus for employee stock option and other plans will not preclude issuance of PMG research reports.
(INITIAL)

            (ii) COMPANY will immediately notify PMG if it intends to make any private or public offering of securities, including S-8 or Regulation S. (INITIAL)

            (iii) COMPANY will immediately notify PMG at least 30 days prior to any insider selling of clients stock.
(INITIAL)

            (iv) COMPANY will not use PMG reports in connection with any offering of securities without the prior written consent of PMG.
(INITIAL)

      (d) In that PMG relies on information provided by COMPANY for a substantial part of its preparations and reports. COMPANY must represent that said information is neither false nor misleading and agrees to hold harmless and indemnify PMG for any breach of these representations and covenants, and sale of COMPANY securities occurring out of, or in connection with, PMG's relationship with COMPANY, including, without limitation, reasonable attorneys' fees and other costs arising out of any such claims.
(INITIAL)

      (e) In that PMG shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to COMPANY securities and in light of the fact that PMG imposes restrictions on such transactions to guard against trading on the base of material nonpublic information, COMPANY shall contemporaneously notify PMG if any information or data being supplied to PMG has not been generally released or promulgated.

12.  REPRESENTATION AND INDEMNIFICATION
      (a) COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, materials, information, and data which it supplies to PMG, and the COMPANY acknowledges its awareness that PMG will relay on such continuing representation in disseminating such information and otherwise performing its investor relations functions.
      (b) PMG, in the absences of notice in writing from COMPANY, will rely on the continuing accuracy of materials, information, and data supplied by COMPANY.
      (c) COMPANY hereby agrees to hold harmless and indemnify PMG against any claims, demands, suits, loss, damages, etc. arising out of PMG's reliance upon the instant accuracy and continuing accuracy of such facts, materials, information, and data, unless PMG has been negligent in performing its duties and obligations hereunder.
      (d) COMPANY hereby authorizes PMG to issue, in PMG's sole discretion corrective amendatory, supplemental, or explanatory press releases, shareholder communications and reports or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.
      (e) COMPANY shall cooperate fully and timely with PMG to enable PMG to perform its duties and obligations under this agreement.
      (f) The execution and performance of this Consulting Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of COMPANY.
      (g) The performance by COMPANY of this agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation by which COMPANY may be bound.
      (h) COMPANY shall promptly deliver to PMG a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.
      (i) COMPANY shall provide to PMG expenses for travel to COMPANY'S headquarters to conduct due diligence.
      (j) COMPANY shall promptly deliver to PMG a list of names and addresses of all shareholders of COMPANY which it is aware. This list shall be upgraded at PMG's request.
      (k) COMPANY shall promptly deliver to PMG a list of brokers and market makers of COMPANY securities which have been following COMPANY.
      (l) Because PMG will rely on such information to be supplied it by COMPANY, all such information shall be true, accurate, complete and not misleading, in all respects.
      (m) COMPANY shall act diligently and promptly in reviewing materials submitted to it by PMG to enhance timely distribution of the materials and shall inform PMG of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

13.  COMPENSATION - SEE ADDENDUM "A"
      (a) For all general investor relations services, COMPANY shall make payment to PMG as follows:

      ADDENDUM  "A",   $U.S.  funds  upon  the  execution  of  this  Consulting
Agreement; and
      ADDENDUM "A", $U.S. funds per month, due and payable on the first day of each month without billing thereafter; and

      (b) All moneys payable hereunder shall be in U.S. funds and drawn on U.S. banks. The parties acknowledge that in negotiating this fee they recognized that the services will probably not be performed in equal monthly segments, but may be substantial during the earlier portion of the term and less thereafter as relationships and communication lines are established. Thus, part of the compensation for earlier services will be deferred and therefore any lessening of services shall not constitute a breach or termination hereof and the level fee shall continue.
      (c) See ADDENDUM "A" for further details related to compensation, if any.
      (d) For all special services not within the scope of this agreement, COMPANY shall pay to PMG such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided COMPANY has agreed to said special services in advance.

14.  BILLING AND PAYMENT
Monthly fees or payments shall be due and payable without billing. Billing and payments for special services shall be agreed on a case by case basis. COMPANY acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire to PMG's bank account upon execution of any agreement or agreements; or upon payment due date in the case of monthly fees or monthly payments; or in the case of special services, by the first day of the preceding month that work is scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by PMG by said date, COMPANY shall pay to PMG an additional operations charge equal to 1% for each day said funds are not received.

15.  PMG AS AN INDEPENDENT CONTRACTOR
PMG shall provide said services as an independent contractor and not as an employee of COMPANY or any affiliate of any company affiliated with COMPANY. PMG has no authority to bind COMPANY or any affiliate of COMPANY to any legal action, contract, agreement, or purchase; and such action can not be construed to be made in good faith or with the acceptance of COMPANY, thereby becoming the sole responsibility of PMG. PMG is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded COMPANY employees. PMG shall be solely responsible for any Federal, State, or Local Taxes, and should COMPANY for any reason be required to pay taxes at a later date, PMG shall reassure such payment is made by PMG, and not by COMPANY. PMG shall be responsible for all workers compensation payments and herein holds COMPANY harmless for any and all such payments and responsibilities related hereto.

16.  PMG NOT TO ENGAGE IN CONFLICTING ACTIVITIES
During the term of this agreement, PMG shall not engage in any activities that directly conflicts with the interests of COMPANY. COMPANY hereby acknowledges notification by PMG and understands that PMG does, and shall, represent and service other and multiple clients in the same manner as it does COMPANY, and that COMPANY is not an exclusive client of PMG.

17.  TRADE SECRETS AND INVENTIONS
PMG shall treat as proprietary any and all information belonging to COMPANY, its affiliates, or any third parties, disclosed to PMG in the course of the performance of PMG services. PMG assigns and agrees to assign to COMPANY or its nominee all rights in invention and other proprietary information conceived by PMG during the term of this agreement with respect to any work performed under said agreement.

18.  INSIDE INFORMATION - SECURITIES VIOLATIONS
In the course of the performance of this agreement, it is expected that specific sensitive information concerning the operations of COMPANY business and/or affiliate companies shall come to the attention and knowledge of PMG. In such event PMG will not divulge, discuss, or otherwise reveal such information to any third parties.

19.  DISCLOSURE
PMG is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of COMPANY. It is mutually understood that prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to any activity that PMG may be involved with on behalf of the COMPANY.

20.  WARRANTY AGAINST CONTEMPLATION OF AGREEMENT RELATED CORRUPT PRACTICES
PMG represents and warrants that all payments and other valuable considerations paid or to be paid under this agreement constitutes compensation for services rendered, that this agreement and all payments and other valuable considerations and the use of those payments and valuable considerations are non-political in nature, and that said payments and valuable considerations do not influence, sway or bribe any government or municipal party, either domestic or foreign, in any way.

21.  AMENDMENTS
This agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

22.  SEVERABILITY
If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

23.  TERMINATION OF AGREEMENT
This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 8 above except as follows:
      (a) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary.
      (b)  Upon the other party taking  the  benefit  of  any  insolvency  law, and/or
      (c)  Upon the other party having or applying for a receiver appointed for
either                   party.
      (d)  60-day written notice by either party.
      (e)  Upon fraudulent representations.

24.  ATTORNEY FEES
In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonableattorney fees, expenses and court costs through trial, appeal and to final disposition.

25.  RETURN OF RECORDS
Upon termination of this agreement, PMG shall deliver all records, notes, data, memorandum, models and equipment of any nature that are in the control of PMG that are the property of or relate to the business of COMPANY.

26.  WAIVER OF BREACH
Waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

27.  DISCLAIMER BY PMG
PMG shall be the preparer of certain promotional materials; and PMG make no representation to COMPANY or others that; (a) its efforts or services will result in any enhancement to COMPANY, (b) the price of COMPANY's publicity traded securities will increase, (c) any person will purchase COMPANY's securities, or (d) any investor will lend money to and/or invest in or with COMPANY.

28.  EARLY TERMINATION
In the event COMPANY fails or refuses to cooperate with PMG or fails or refuses to make timely payment of the compensation set forth above and/or in ADDENDUM "A", PMG shall have the right to terminate any further performance under this agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable: and PMG shall be entitled to receive and retain the same as liquidated damages and not as a penalty. In lieu of all other remedies, the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of PMG's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

29.  LIMITATION OF PMG LIABILITY
In the event PMG fails to perform its work or services hereunder, its entire liability to COMPANY shall not exceed the lessor of (a) the amount of cash compensation PMG has received from COMPANY under Paragraph 13 above, (b) the amount of cash compensation PMG has received from COMPANY under Addendum "A", or (c) the actual damage to COMPANY as a result of such non-performance. In no event shall PMG be liable to COMPANY for any indirect, special or consequential damages nor for any claim against COMPANY by any person or entity arising from or in any way related to this agreement.

30.  OWNERSHIP OF MATERIALS
All right, title and interest in and to materials to be produced by PMG in connection with this Consulting Agreement and other services to be rendered under said agreement shall be and remain the sole and exclusive property of PMG, except in the event COMPANY performs fully and timely its obligations hereunder, COMPANY shall be entitled to receive upon written request, one (1) copy of all such materials.

31.  AGREEMENT NOT TO HIRE
COMPANY understands and appreciated that PMG invested a tremendous amount of time, energy and expertise in the training of its employees and education of its sub contractors to be able to provide the very services COMPANY desires. COMPANY further understands that in the event an employee of PMG be enticed to leave, then PMG shall be damaged in an amount the parties are incapable of calculating at the present time. Therefore, COMPANY agrees not to offer employment to any employee or sub-contractor of PMG nor to allow any employee, officer or director of COMPANY to offer such employment with COMPANY or any other company, concern, venture or entity with whom officers and directors of COMPANY are employed, associated or hold a financial stake in for a period of three (3) years from the date of expiration or termination hereof.

32.  MISCELLANEOUS
      (a) Effective date of representations shall be no later than the date PMG is prepared to distribute magazine and/or brochures pursuant to this agreement.
      (b) Currency: In all instances, references to dollars shall be deemed to be United States Dollars.
      (c) Stock: In all instances, references to stock shall be deemed to be unrestricted and free trading.

33.  ARBITRATION
Any controversy or claim arising out of, relating to this agreement, or the breach thereof, shall be settled by arbitration in Orange County, Florida in accordance with the rules then promulgated by said Courts and the Court shall appoint an arbitrator, and judgment upon award rendered may be entered in the courts of Orange County, Florida or any other court having jurisdiction thereof, which award and/or judgment shall include reasonable attorney's fees.

34.  ACCEPTANCE BY PMG
This Consulting Agreement is not valid or binding upon PMG unless and until executed by its President or other duly authorized executive officer of PMG at its home office in Orlando, Florida.

35.  NON-WAIVER
The failure of either party at any time to require any such performance by any other part shall not be construed as a waiver of such right to require such performance and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

36.  EXECUTION IN COUNTERPART
This agreement may be executed in counterpart, not withstanding the date or dates upon which this agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above.

37.  FURTHER MUTUAL AGREEMENT(S)
It  is  further  mutually  agreed by and between the parties hereto as follows:
(write in)

IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this agreement.

For and in behalf of:         For and in behalf of:
COMPANY:                      PMG
PIERCE INTERNATIONAL, INC.    PROGRESSIVE MEDIA GROUP, INC.
                              a Florida Company

By: /S/ DR. PIERCE D. PARKER  By: /S/ MICHAEL DERRICK
         Dr. Pierce D. Parker          Michael Derrick
         Chairman                        VP

                            PROGRESSIVE MEDIA GROUP
                                 ADDENDUM "A"

SPECIFIC SERVICES:  (See Attachments, if any)

      PHASE I

            -  Fulfillment of investor requests and/or inquiries
            -  Send company list of names and addresses of investor
            -  In-house common line 800 number for incoming investor
            -  Disburse information on behalf of company  to  various
                 financial news service
            -  Handle all Broker-Dealer request on behalf of company

COMPENSATION TO PMG:  400,000 SHARES

                            PROGRESSIVE MEDIA GROUP
                                 ADDENDUM "A"

It is mutually agreed by and between the parties hereto that in the event PMG agrees to accept COMPANY'S free trading stock, either now or in the future, as full or partial payment for any part or portion of PMG's compensation and/or fee under this Consulting Agreement, that the number of such shares necessary for such alternative compensation shall be determined pursuant to a formula or computation that discounts said shares from the bid price at a rate of 0% based solely upon the 10-day previous average bid price as of the date of any such alternative compensation. In the event the price of the stock declines before PMG is in receipt of said shares. COMPANY agrees to increase the number of the said shares in an amount necessary to equal the dollar value determined by said formula or computation as specified herein. In the event the stock is not received in PMG's account within 30 days from the execution of the date of this agreement COMPANY shall pay to PMG in U.S. funds an additional amount equal to 10% of the agreed-upon value of said shares determined by such formula or computation mentioned above as liquidated damages, and shall continue and be applicable to each and every thirty-day period that said shares are not received by PMG. COMPANY agrees said payment shall be wired to PMG within three days of any such default. COMPANY acknowledges and agrees PMG shall not provide or continue to provide services until all such fees are paid in full. COMPANY acknowledges that it has verified with its attorneys, accountants, corporate officers, board of directors, executive decision makers, and appropriate stock exchanges that said shares can, in fact, be timely delivered to PMG as agreed.

INITIALED:                     Initialed:

For and in Behalf of                For and in Behalf of
PIERCE INTERNATIONAL, INC.          PMG


/S/ DR. PIERCE D. PARKER            /S/ MICHAEL DERRICK
    DR. PIERCE D. PARKER               MICHAEL DERRICK
         CHAIRMAN                        VP



           DATE                                     DATE

                                 EXHIBIT A - 2

                         CONSULTING SERVICES AGREEMENT


      THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of January 1, 1998, is between PIERCE INTERNATIONAL, INC., a Colorado corporation ("PIERCE") and Charles Henry (the "Consultant").

                                   RECITALS

      A. The Consultant is in the business of providing services of benefit to PIERCE and PIERCE desires to engage the services of the Consultant under terms and conditions specified in this Agreement.

      B. PIERCE and the Consultant intend that their relationship NOT be considered an employer-employee relationship and desire to set forth the basic terms of the understandings between them in this Agreement.

                                   AGREEMENT

      IN CONSIDERATION of the foregoing recitals, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, PIERCE and the Consultant agree as follows:

                                   ARTICLE I

                         NATURE AND SCOPE OF SERVICES

      Section 1.1 ENGAGEMENT. PIERCE hereby agrees to engage the services of the Consultant and the Consultant hereby agrees to provide services to PIERCE on the terms and conditions set forth in this Agreement.

      Section 1.2 TERM. The term of this Agreement shall commence on January 1, 1998 and shall continue until August 1, 1998.

      Section 1.3 NATURE OF SERVICES. The Consultant shall provide consulting services related to the manufacture, sale, marketing and distribution of strawboard manufacturing equipment and construction materials produced from such equipment.

      Section 1.4 COMPLIANCE WITH APPLICABLE LAWS. In performing services under this Agreement, the Consultant shall comply with any and all applicable laws, rules, orders, and regulations of any governmental or quasi-governmental agency having jurisdiction over the activities of the Consultant or the business activities of PIERCE.

                                  ARTICLE II

                            RELATION OF THE PARTIES

      Section 2.1 INDEPENDENT CONTRACTOR STATUS. At all times the Consultant shall be considered for all purposes to be an independent contractor. The Consultant shall not be considered an agent or employee of PIERCE for any purpose.

      Section 2.2 CONSULTANT RESPONSIBLE FOR OWN TAXES. The Consultant shall not be entitled to participate in any plans, arrangements or distributions by PIERCE pertaining to or in connection with any benefits for regular employees of PIERCE, including, but not limited to, FICA contributions and income tax withholdings. The Consultant shall be responsible for the payment of all applicable taxes and the filing of all applicable tax reports and returns with the appropriate government entities with respect to any income derived by the Consultant pursuant to this Agreement.

      Section 2.3 CONSULTANT RESPONSIBLE FOR OWN INSURANCE. The Consultant shall be responsible for providing his own insurance, including, without limitation, liability insurance and workman's compensation.

      Section 2.4 INDEPENDENT DISCRETION. The Consultant shall use independent discretion as to the means by which the duties described in this Agreement are accomplished. The methods and procedures for performing the services pursuant to this Agreement are within the exclusive control of the Consultant.

      Section 2.5  NO  JOINT  VENTURE.   PIERCE  and the Consultant acknowledge
that nothing in this Agreement shall constitute them as partners or joint venturers in the performance of any activities contemplated by this Agreement.

      Section 2.6 NO WARRANTIES AUTHORIZED. In connection with performance of Consultant's obligations under this Agreement, the Consultant shall make no warranties, oral or written, concerning any aspect of the business operations of PIERCE which are not provided to the Consultant, in writing, by PIERCE.

                                  ARTICLE III

                           COMPENSATION FOR SERVICES

      Section 3.1 SERVICE FEE. As compensation for the performance of the Consultant's services under this Agreement, PIERCE shall deliver 60,000 shares of Pierce International, Inc. common stock to the Consultant.
                                   ARTICLE IV

                                CONFIDENTIALITY

      Section 4.1 BUSINESS OPPORTUNITIES. The Consultant shall present to PIERCE in the first instance any business opportunity (a) which is presented to or discovered by the Consultant during the term of this Agreement (and applicable renewals) and (b) which is either reasonably related to any type of business activity in which PIERCE is then engaged or was presented to, or discovered by, the Consultant by reason of performance of Consultant's duties under this Agreement.

      Section 4.2 CONFIDENTIAL LISTS. The Consultant recognizes and acknowledges that the list of PIERCE's shareholders, contacts, suppliers, customers and agents, as they may exist from time to time, is a valuable, special, and unique asset of PIERCE's business. If such list is made available to the Consultant, the Consultant will not, during the term of this Agreement or at any time after termination of this Agreement, disclose such list or any part of it to any person or entity for any reason or purpose whatsoever in the absence of written consent obtained from PIERCE.

      Section 4.3 CONFIDENTIAL INFORMATION. During the term of this Agreement, the Consultant may have access to and become familiar with various trade secrets, techniques, inventions, processes, and compilations of information and records which are owned, in whole or in part, by PIERCE and which are regularly used in the operation of its business, as well as various other types of confidential information concerning PIERCE's business and operations. The Consultant shall not disclose any such trade secrets or other confidential information, nor use any of such trade secrets or other confidential information, during the term of this Agreement or thereafter, except as required in the course of performing Consultant's duties under this Agreement. All files, records, documents, equipment, and similar items relating to PIERCE's business, whether prepared by the Consultant or otherwise coming into his possession, shall remain the exclusive property of PIERCE and, except as may be required during the course of performance of Consultant's duties under this Agreement, shall not be removed by the Consultant from the premises of PIERCE without the prior written consent of the President of PIERCE.

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

      Section 5.1 NO ASSIGNMENT. This Agreement and all rights, benefits, duties and obligations under this Agreement shall not be subject to execution, attachment or similar process and, in the absence of written permission from PIERCE, may not be assigned, delegated, transferred, pledged or hypothecated. Any such assignment, delegation, transfer, pledge, hypothecation, execution, attachment or similar process, to the extent permitted by law, shall be null, void and of no effect whatsoever, unless the written consent of PIERCE and the Consultant shall have first been obtained.

      Section 5.2 GOVERNING LAW. This Agreement is made under, shall be construed in accordance with, and shall be governed by the laws of the State of Colorado as applied to contracts made and performed solely within the State of Colorado.

      Section 5.3 WAIVER AND MODIFICATION. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties to this Agreement. The failure of either party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party to enforce each and every provision of this Agreement in the future.

      Section 5.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Section 5.5 ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties to this Agreement and, except as otherwise provided in this Agreement, there are no other agreements or understandings, written or oral, in effect between the Consultant and PIERCE (or any other person or entity) specifically relating to the substance of this Agreement.

      Section  5.6    COUNTERPARTS.    This   instrument  may  be  executed  in
counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, PIERCE and the Consultant have executed this Agreement as of the day and year first above written.

                                    PIERCE INTERNATIONAL, INC.



                                    By:/S/ PIERCE D. PARKER
                                         ____________________
                                         Pierce D. Parker, President


                                    THE CONSULTANT



                                    /S/  CHARLES HENRY
                                         __________________________
                                         Charles Henry

                                    PART II
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The   following   documents  are  incorporated  by  reference   in   this
Registration Statement:

            (a)  The Registrant's latest annual report.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

            (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in (i) Articles of Incorporation of Pierce International, Inc. dated July 22, 1987 and (ii) Articles of Amendment of Pierce International, Inc. dated April 1, 1996.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Articles of Incorporation. In addition, all directors and officers are covered by a director's Indemnification Agreement.

      The foregoing discussion of the Registrant's Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by such document.

ITEM 8. EXHIBITS. The exhibits listed in the following index are filed as part of this Registration Statement.

            EXHIBIT
            NUMBER            DESCRIPTION OF EXHIBIT

                4             See Exhibits No. 3 (c)(i) and (c)(ii).

                5             Opinion of David M. Summers, Esq.

ITEM 9.     UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado, on March 26, 1998.

                                          PIERCE INTERNATIONAL, INC.



                                          By:  /S/ PIERCE D. PARKER

                                              Pierce D. Parker

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                     TITLE             DATE

      /S/ PIERCE D. PARKER    Chairman of the Board  March 26, 1998
          Pierce D. Parker    and President

      /S/ MARK S. COOPER      Director               March 26, 1998
          Mark S. Cooper

      /S/ NANCY A. COOPER     Director               March 26, 1998
          Nancy A. Cooper

                                   EXHIBIT 4

                           ARTICLES OF INCORPORATION

                                      OF

                          PIERCE INTERNATIONAL, INC.


      KNOW  ALL MEN BY THESE PRESENTS:  That the undersigned incorporator being a natural person  of  the  age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado does hereby sign, verify and deliver in duplicate to  the  Secretary  of State of the State of Colorado,

these Articles of Incorporation:

                                   ARTICLE I

                                     NAME

      The name of the Corporation shall be:  Pierce International, Inc.

                                  ARTICLE II

                              PERIOD OF DURATION

      The Corporation shall exist in perpetuity,  from  and  after  the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

                                  ARTICLE III

                              PURPOSES AND POWERS

      1.    PURPOSES.  Except as restricted by these Articles of Incorporation,

the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation

Code.

      2.    GENERAL   POWERS.   Except  as  restricted  by  these  Articles  of

Incorporation, the Corporation  shall  have  and  may  exercise  all powers and rights  which  a  corporation  may  exercise  legally  pursuant to the Colorado

Corporation Code.

      3.    ISSUANCE OF SHARES.  The board of directors  of the Corporation may divide and issue any class of stock of the Corporation in  series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado.

                                  ARTICLE IV

                                 CAPITAL STOCK

      The  aggregate  number  of  shares  which  this  Corporation  shall  have authority to issue is Seven Hundred and Fifty Million (750,000,000)  shares  of no  par  value  each,  which shares shall be designated "Common Stock"; and Ten

Million (10,000,000) shares  of  no  par  value  each,  which  shares  shall be designated  "Preferred Stock" and which may be issued in one or more series  at the discretion  of  the Board of Directors.  In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the  preferences,  rights  and  restrictions  thereof.  All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation of the Colorado Corporation Code.

      1.    DIVIDENDS.   Dividends  in cash, property or shares shall  be  paid

upon the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board  of  Directors prior to the issuance of such  Preferred  Stock, to the extent earned surplus  for  each  such  year  is available,  in an amount  as  determined  by  a  resolution  of  the  Board  of

Directors.  Such Preferred Stock dividends shall be paid pro rata to holders of

Preferred Stock  in  any  amount  not  less  than  nor  more  than  the rate as determined  by a resolution of the Board of Directors prior to the issuance  of such Preferred Stock.  No other dividend shall be paid on the Preferred Stock.

      Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock,  as and when declared by the Board of Directors, out of funds of the Corporation to  the  extent  and  in the manner permitted by law, except that no Common Stock dividend shall be paid  for any year unless the holders of

Preferred Stock, if any, shall receive the maximum  allowable  Preferred  Stock dividend for such year.

      2.    DISTRIBUTION IN LIQUIDATION.  Upon any liquidation, dissolution  or winding up of the Corporation, and after paying or adequately providing for the payment  of all its
obligations, the remainder of the assets of the Corporation

shall be distributed,  either in cash or in kind, first pro rata to the holders of the Preferred Stock until  an amount to be determined by a resolution of the

Board  of  Directors  prior to issuance  of  such  Preferred  Stock,  has  been distributed per share,  and, then, the remainder pro rata to the holders of the

Common Stock.



      3.    REDEMPTION.   The  Preferred  Stock  may be redeemed in whole or in

part  as  determined by a resolution of the Board of  Directors  prior  to  the issuance of such Preferred Stock, upon prior notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other  terms  and  conditions  as  may  be  prescribed by the Bylaws or by resolution of the Board of Directors, by payment in  cash  or  Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of  the  Board  of  Directors  prior  to the issuance of such Preferred  Stock.

Common Stock used to redeem Preferred Stock  shall be valued as determined by a resolution of the Board of Directors prior to  the  issuance  of such Preferred

Stock.   Any  rights to or arising from fractional shares shall be  treated  as rights to or arising  from  one share.  No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.

      If  less  than  all the outstanding  shares  are  to  be  redeemed,  such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors;  provided,  however,  that  the  Board of Directors may alternatively invite from shareholders offers to the Corporation  of  Preferred

Stock  at less than an amount to be determined by a resolution of the Board  of

Directors  prior  to issuance of such Preferred Stock, and when such offers are invited, the Board  of  Directors  shall  then be required to buy at the lowest price or prices offered, up to the amount to be purchased.

      From  and  after  the  date fixed in any  such  notice  as  the  date  of redemption (unless default shall  be  made by the Corporation in the payment of the redemption price), all dividends on  the Preferred Stock thereby called for redemption  shall cease to accrue and
all rights  of  the  holders  thereof  as

stockholders  of  the  Corporation,  except the right to receive the redemption price, shall cease and terminate.

      Any purchase by the Corporation  of  the  shares  of  its Preferred Stock shall not be made at prices in excess of said redemption price.

      4.    VOTING RIGHTS; CUMULATIVE VOTING.  Each outstanding share of Common

Stock shall be entitled to one vote and each fractional share  of  Common Stock shall  be entitled to a corresponding fractional vote on each matter  submitted to a vote  of  shareholders.  A majority of the shares of Common Stock entitled to vote, represented  in  person  or  by  proxy, shall constitute a quorum at a meeting of shareholders.  Except as otherwise  provided  by  these  Articles of

Incorporation  or  the  Colorado Corporation Code, if a quorum is present,  the affirmative vote of a majority  of  the  shares  represented at the meeting and entitled to vote on the subject matter shall be the  act  of  the shareholders.

When,  with  respect  to  any  action  to  be  taken  by  shareholders of  this

Corporation,  the  laws  of  Colorado  require the vote or concurrence  of  the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such  action  may  be  taken by the vote or concurrence  of  a  majority  of  such  shares  or  class  or  series  thereof.

Cumulative  voting  shall not be allowed in the election of directors  of  this

Corporation.

      Shares of Preferred  Stock  shall  only  be  entitled  to such vote as is determined  by  the  Board  of Directors prior to the issuance of  such  stock,

except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

      5.    DENIAL OF PREEMPTIVE  RIGHTS.   No  holder  of  any  shares  of the

Corporation, whether now or hereafter authorized, shall have any preemptive  or preferential  right  to  acquire  any  shares or securities of the Corporation,

including shares or securities held in the treasury of the Corporation.

      6.    CONVERSION RIGHTS.  Holders  of  shares  of  Preferred Stock may be granted  the  right  to  convert such Preferred Stock to Common  Stock  of  the

Corporation on such terms  as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

                                   ARTICLE V

                    TRANSACTIONS WITH INTERESTED DIRECTORS

      No contract or other transaction  between the Corporation and one or more of its directors or any other corporation,  firm,  association,  or  entity  in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or  interest or solely because such directors are present at the meeting of the board  of  directors  or  a  committee  thereof  which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

            (a)   The fact of such relationship or  interest  is  disclosed  or known to the board  of  directors  or  committee which authorizes, approves, or ratifies the contract or transaction by  a  vote  or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

            (b)   The  fact of such relationship or interest  is  disclosed  or known to the shareholders  entitled  to  vote  and  they authorize, approve, or ratify such contract or transaction by vote or written consent; or

            (c)   The contract or transaction is fair  and  reasonable  to  the corporation.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                  ARTICLE VI

                             CORPORATE OPPORTUNITY

      The  officers,   directors  and  other  members  of  management  of  this

Corporation shall be subject  to the doctrine of "corporate opportunities" only insofar as it applies to business  opportunities  in which this Corporation has expressed  an interest as determined from time to time  by  this  Corporation's board of directors  as  evidenced by resolutions appearing in
the Corporation's minutes.   Once such areas  of  interest  are  delineated,

all  such  business opportunities  within  such areas of interest which com to the attention of the officers, directors, and  other members of management of this Corporation shall be disclosed promptly to this  Corporation and made available to it.  The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member  of

management may avail himself of such opportunity.   Until  such  time  as this

Corporation,  through  its  board  of directors, has designated an area of interest,  the  officers,  directors  and other members of management of this

Corporation shall be free to engage in such areas  of interest on their own and this doctrine shall not limit the rights of any officer,  director  or  other member  of management of this Corporation to continue a business existing prior to the time  that  such  area of interest is designated  by  the  Corporation.

This  provision  shall not be construed  to release any employee of this

Corporation (other than an  officer,  director  or member of management) from any duties which he may have to this Corporation.

                                  ARTICLE VII

                                INDEMNIFICATION

      The Corporation may indemnify any director, officer, employee, fiduciary,

or  agent  of  the  Corporation  to  the  full extent permitted by the Colorado

Corporation Code as in effect at the time of the conduct by such person.

                                 ARTICLE VIII

                                  AMENDMENTS

      The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporation Code.

                                 ARTICLE IX

                       ADOPTION AND AMENDMENT OF BYLAWS

      The initial Bylaws of the Corporation  shall  be  adopted by its board of

directors.   Subject  to  repeal or change by action of the  shareholders,  the power to alter, amend or
repeal  the Bylaws or adopt new Bylaws shall be vested

in the board of directors.  The Bylaws  may  contain  any  provisions  for  the regulation  and  management  of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE X

                    REGISTERED OFFICE AND REGISTERED AGENT

      The address of the initial  registered  office of the Corporation is 6474

S. Quebec, Englewood, Colorado  80111, and the  name  of the initial registered agent at such address is Pierce D. Parker.  Either the registered office or the registered agent may be changed in the manner permitted by law.

                                  ARTICLE XI

                          INITIAL BOARD OF DIRECTORS

      The number of directors of the Corporation shall  be  fixed by the Bylaws of  the  Corporation,  with  the  provision  that  there need be only  as  many directors as there are shareholders in the event that  the  outstanding  shares are  held  of  record  by  fewer than three shareholders.  The initial board of directors of the Corporation  shall consist of one (1) directors.  The name and address of the person who shall  serve  as  director  until  the  first  annual meeting  of shareholders and until his successors are elected and shall qualify is as follows:

            NAME                          ADDRESS

            Pierce D. Parker        6474 S. Quebec
                                    Englewood, Colorado  80111

                                  ARTICLE XII

                                 INCORPORATOR

      The name and address of the incorporator is as follows:

            NAME                          ADDRESS

            Jon D. Sawyer           511 16th Street, #400
                                    Denver, Colorado  80202

      IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 21st day of July, 1987.



                                      /S/ JON D. SAWYER

                                      Jon D. Sawyer

                             ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION

                                      OF

                          PIERCE INTERNATIONAL, INC.

      Pursuant to the provisions of the Colorado Business Corporation Act, Pierce International, Inc., a Colorado corporation, adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of the corporation is Pierce International, Inc.

      SECOND: The following amendment was unanimously adopted on March 13, 1996, in the manner prescribed by the Colorado Business Corporation Act, by action of the shareholders of the Corporation:

      RESOLVED: That each 25 shares of this corporation's common stock outstanding as of March 13, 1996 shall be automatically converted into one share of its common stock and that the first full paragraph of
      Article IV (prior to the subsection entitled "Dividends") of this Corporation's Articles of Incorporation shall be deleted and replaced with the following:

            The aggregate number of shares which this Corporation shall have authority to issue is Thirty Million (30,000,000) shares of no par value each, which shall be designated "Common Stock"; and Four Hundred Thousand (400,000) shares of no par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors.

      A. PREFERRED STOCK. The corporation may divide and issue the preferred stock in series. Preferred shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors hereby is expressly vested with authority to divide the class of preferred stock into series and to fix and determine the relative rights, limitations and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the state of Colorado in respect of the following:

            (i) The number of shares to constitute such series, and the distinctive designations thereof;

            (ii) The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividends shall accrue;

            (iii) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

            (iv) The amount payable upon shares in event of involuntary liquidation;

            (v)   The  amount   payable  upon  shares  in  event  of  voluntary
      liquidation;

            (vi) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

            (vii) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

            (viii)  Voting rights, if any; and

            (ix) Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

      B. COMMON STOCK.

            (i) The holder of common stock shall have and possess all rights as shareholders of the corporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations, of the preferred stock. All common stock, when duly issued, shall be fully paid and nonassessable. The holders of common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

            (ii) Each shareholder of record shall have one vote for each share of stock standing in such shareholder's name on the books of the corporation and entitled to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

      C.  SHARE  DIVIDENDS.   Shares of one class or series may be issued as  a
      share dividend in respect of shares of another class or series, pursuant to C.R.S. Section 7-106-204, as amended from time to time.

      THIRD: Fractional shares created by the exchange of 1 share for each 25 currently outstanding shares of the corporation's common stock shall be issued to the affected shareholders.

      FOURTH: The amendment above was adopted by a vote of the shareholders and the number of shares voted for the amendment was sufficient for approval.

DATED:  March 13, 1996.

                              PIERCE INTERNATIONAL, INC.


                              By: /S/ PIERCE D. PARKER
                                  Pierce D. Parker, President


ATTEST:


/S/ NANCY A. COOPER
    Nancy A. Cooper

                                   EXHIBIT 5

                               David M. Summers
                                Attorney At Law
                   5670 Greenwood Plaza Boulevard, Suite 422
                          Englewood, Colorado  80111

                                March 26, 1998




Pierce International, Inc.
13275 Fremont Place, Suite 101A
Englewood, Colorado 80112

      RE:   FORM S-8 REGISTRATION STATEMENT
            COMMISSION FILE NO. 33-17679

Ladies and Gentlemen,

      I have acted as counsel for Pierce International, Inc., a Colorado corporation (the "Company") in connection with the registration by the Company of 460,000 shares of its common stock, without par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on March 26, 1998 with the Securities and Exchange Commission (the "Commission") in accordance with applicable provisions of the Securities Act of 1933, as amended.

      In connection with my representation, I have examined and relied upon such records and documents as I have deemed necessary as a basis for the
opinions  expressed  below.   In  such  examination,  I have  assumed,  without
undertaking to verify the same by independent investigation, (i) as to questions of fact, the accuracy of all representations and certifications of all persons in documents examined by me, (ii) the genuineness of all signatures, (iii) the duly authorized execution and delivery of all documents on behalf of all persons, (iv) the authenticity of all documents submitted to me as originals, (v) the conformity to originals of all documents submitted to me as copies, (vi) the authenticity of such copied originals, and (vii) the accuracy of all official records. I have also relied, as to certain matters of fact, upon representations made to me by officers and agents of the Company.

      Based upon and subject to the foregoing, I am of the opinion that:

      (1) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado.

      (2) All of the Securities, upon issuance and delivery thereof, will be duly and validly issued, fully paid and non-assessable under applicable provisions of the Colorado Business Corporation Act.

      I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement described above.

                                                Yours truly,


                                                /S/ DAVID M. SUMMERS
                                                David M. Summers
DMS/ldh